UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

Tenaya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40656	81-3789973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard, Suite 500

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 825-6990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	TNYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 27, 2025, Tenaya Therapeutics, Inc. (“Tenaya”) approved the implementation of a restructuring plan (the “Restructuring Plan”) to further focus company resources on generating data from MyPEAKTM-1, evaluating TN-201 as a gene therapy treatment for Myosin Binding Protein C3 (MYBPC3)-associated hypertrophic cardiomyopathy, and RIDGETM-1, evaluating TN-401 as a gene therapy treatment for plakophilin-2 (PKP2)-associated arrhythmogenic right ventricular cardiomyopathy. The Restructuring Plan includes cost containment measures that are expected to significantly reduce Tenaya’s cash expenses, resulting in an expected extension of Tenaya’s cash runway into the second half of 2026.

In connection with the Restructuring Plan, Tenaya intends to reduce the company’s workforce to align with Tenaya’s business focus. The Restructuring Plan is not expected to impact Tenaya’s ability to execute on projected enrollment milestones or data readouts for MyPEAK-1 and RIDGE-1. A sufficient amount of TN-201 and TN-401 drug product required to support Tenaya’s ongoing gene therapy clinical trials has been produced, and manufacturing efforts to prepare for future pivotal studies for both gene therapy programs continue as planned. Key capabilities to support early research have also been retained.

In connection with the Restructuring Plan, Tenaya estimates that it will incur approximately $1.6 million to $2.7 million of aggregate charges, primarily related to employee cash severance and continuing health benefits. Tenaya expects to recognize substantially all of the charges by the end of the third quarter of 2025. The foregoing estimates that Tenaya expects to incur in connection with the Restructuring Plan are contingent upon various assumptions and actual results may differ. Tenaya may also incur additional costs not currently contemplated due to events related to or resulting from the Restructuring Plan.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the continued development of Tenaya’s clinical-stage gene therapy programs and the implementation of the Restructuring Plan, including expected savings and charges relating thereto and the objectives and anticipated timing thereof, and Tenaya’s cash runway. Actual results may differ from those set forth in or implied by this Current Report on Form 8-K due to the risks and uncertainties associated with Tenaya’s ability to conduct clinical trials of TN-201 and TN-401 sufficient to achieve a positive completion; risks related to the potential failure of TN-201 and TN-401 to demonstrate safety and efficacy in clinical trials; Tenaya’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; the uncertain timing and level of expenses associated with the development of TN-201 and TN-401; risks related to Tenaya’s ability to implement the Restructuring Plan and its impact on Tenaya’s business; the level of saving resulting from and charges related to the Restructuring Plan; market competition; changes in economic and business conditions, and other factors described in Tenaya’s other filings with the Securities Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and Tenaya specifically disclaims any obligation to update any forward-looking statement, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.

	By:	/s/ Jennifer Drimmer Rokovich
Jennifer Drimmer Rokovich
General Counsel and Secretary

Date: March 28, 2025